EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-70979, 33-26847, 333-25783, 333-29735, 333-29739, 333-29301, 333-77781, 333-73392, 333-86756, 333-86754 and 333-113896) of Navistar International Corporation of our report dated March 13, 2008 relating to the financial statements of Monaco Coach Corporation, which appears in the Current Report on Form 8-K/A of Navistar International Corporation dated August 19, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Portland, Oregon
August 19, 2009

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